As filed with the Securities and Exchange Commission on February 23, 2022

Registration Nos. 333-180417, 333-186818, 333-194632, 333-202705, 333-210173, 333-214485, 333-216717,

333-223454, 333-226590, 333-229909, 333-236663, 333-248410, 333-253509, 333-256867.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-180417

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186818

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-194632

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-202705

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210173

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-214485

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216717

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223454

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-226590

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-229909

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-236663

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-248410

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-253509

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-256867

UNDER

THE SECURITIES ACT OF 1933

VOCERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3354663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3030 Orchard Parkway San Jose, CA	95134
(Address of Principal Executive Offices)	(Zip Code)

Vocera Communications, Inc. 2021 Equity Incentive Plan

Vocera Communications, Inc. 2020 Equity Inducement Plan

Vocera Communications, Inc. 2016 Equity Inducement Plan

Vocera Communications, Inc. Amended and Restated 2012 Equity Incentive Plan (f/k/a the 2012 Equity Incentive Plan)

Vocera Communications, Inc. Amended and Restated 2012 Employee Stock Purchase Plan (f/k/a the 2012 Employee Stock Purchase Plan)

Amended & Restated 2006 Stock Option Plan

Amended & Restated 2000 Stock Option Plan

(Full title of the plans)

Robert S. Fletcher

Vice President, Chief Legal Officer

Stryker Corporation

2825 Airview Boulevard

Kalamazoo, Michigan 49002

+1 (269) 385-2600

(Name and address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ”“smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (these “Post-Effective Amendments”) relate to the following registration statements on Form S-8 filed by Vocera Communications, Inc. (the “Company”), including all previous post-effective amendments thereto (collectively, the “Registration Statements”), with the U.S. Securities and Exchange Commission (the “SEC”):

•

Registration statement on Form S-8 (File No. 333-180417), filed with the SEC on March 28, 2012, registering 357,187 shares of common stock, par value $0.0003 per share (“Shares”), of the Company in connection with the Amended & Restated 2000 Stock Option Plan; 3,214,227 Shares of the Company in connection with the Amended & Restated 2006 Stock Option Plan; 166,666 Shares of the Company in connection with the 2012 Employee Stock Purchase Plan; and 898,782 Shares of the Company in connection with the 2012 Equity Incentive Plan.

•

Registration statement on Form S-8 (File No. 333-186818), filed with the SEC on February 22, 2013, registering 242,293 Shares of the Company in connection with the 2012 Employee Stock Purchase Plan; and 1,211,467 Shares of the Company in connection with the 2012 Equity Incentive Plan.

•

Registration statement on Form S-8 (File No. 333-194632), filed with the SEC on March 17, 2014, registering 249,671 Shares of the Company in connection with the 2012 Employee Stock Purchase Plan; and 1,248,357 Shares of the Company in connection with the 2012 Equity Incentive Plan.

•

Registration statement on Form S-8 (File No. 333-202705), filed with the SEC on March 12, 2015, registering 256,440 Shares of the Company in connection with the 2012 Employee Stock Purchase Plan; and 1,282,200 Shares of the Company in connection with the 2012 Equity Incentive Plan.

•

Registration statement on Form S-8 (File No. 333-210173), filed with the SEC on March 14, 2016, registering 263,223 Shares of the Company in connection with the 2012 Employee Stock Purchase Plan; and 1,316,116 Shares of the Company in connection with the 2012 Equity Incentive Plan.

•

Registration statement on Form S-8 (File No. 333-214485), filed with the SEC on November 7, 2016, registering 290,975 Shares of the Company in connection with the Vocera Communications, Inc. 2016 Equity Inducement Plan.

•	Registration statement on Form S-8 (File No. 333-216717), filed with the SEC on March 15, 2017, registering 275,681 Shares of the Company in connection with the 2012 Employee Stock Purchase Plan.

•	Registration statement on Form S-8 (File No. 333-223454), filed with the SEC on March 5, 2018, registering 294,121 Shares of the Company in connection with the 2012 Employee Stock Purchase Plan.

•

Registration statement on Form S-8 (File No. 333-226590), filed with the SEC on August 3, 2018, registering 1,500,000 Shares of the Company in connection with the Vocera Communications, Inc. Amended and Restated 2012 Equity Incentive Plan.

•	Registration statement on Form S-8 (File No. 333-229909), filed with the SEC on February 27, 2019, registering 307,081 Shares of the Company in connection with the 2012 Employee Stock Purchase Plan.

•	Registration statement on Form S-8 (File No. 333-236663), filed with the SEC on February 26, 2020, registering 316,607 Shares of the Company in connection with the 2012 Employee Stock Purchase Plan.

•

Registration statement on Form S-8 (File No. 333-248410), filed with the SEC on August 25, 2020, registering 60,000 Shares of the Company in connection with the Vocera Communications, Inc. 2020 Equity Inducement Plan.

•	Registration statement on Form S-8 (File No. 333-253509), filed with the SEC on February 25, 2021, registering 326,926 Shares of the Company in connection with the 2012 Employee Stock Purchase Plan.

•

Registration statement on Form S-8 (File No. 333-256867), filed with the SEC on June 7, 2021, registering 1,100,000 Shares of the Company in connection with the Vocera Communications, Inc. 2021 Equity Incentive Plan;

The Company is filing these Post-Effective Amendments to the Registration Statements to withdraw and remove from registration the unissued securities issuable by the Company pursuant to the above-referenced Registration Statements.

On February 23, 2022, pursuant to the terms of an Agreement and Plan of Merger, dated as of January 6, 2022 (the “Merger Agreement”), among Stryker Corporation, a Michigan corporation (“Parent”), Voice Merger Sub Corp., a Delaware corporation and an direct or indirect wholly owned subsidiary of Parent (“Purchaser”), and the Company, Parent completed its acquisition of the Company through a tender offer to purchase all of the outstanding Shares of the Company promptly followed by the merger of Purchaser with and into the Company with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. As a result of the transactions contemplated by the Merger Agreement, all offerings of securities pursuant to the Registration Statements have been terminated.

In accordance with undertakings made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered under such Registration Statements for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 23, 2022.

VOCERA COMMUNICATIONS, INC.

By:	/s/ J. Andrew Pierce
Name:	J. Andrew Pierce
Title:	President

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.